Exhibit 4.8
VOID AFTER 5:00 P.M. NEW YORK TIME,                     , 2010

Certificate No.	Warrant to Purchase
[Insert number of Shares]
Shares of Common Stock
BIOTIME, INC.
COMMON STOCK PURCHASE WARRANTS
      This certifies that, for value received, [Insert name of Holder] or registered assigns (the “Holder”), is entitled to purchase from BioTime, Inc. a California corporation (the “Company”), at a purchase price per share [Insert Warrant Price determined pursuant to Sections 4 and 10 of the Warrant Agreement] (the “Warrant Price”), the number of its Common Shares, no par value per share (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on                     , 2010 shall thereafter be void.
      Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a financial institution that is a participant in a recognized signature guarantee program, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 10.5 of the Warrant Agreement) at the principal office of the Warrant Agent. Payment of the Warrant Price shall be made in cash or by certified or bank cashier’s check in such amount as provided in Section 3 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.
      This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of December 9, 2003, as amended                     , 2005, between the Company and the Warrant Agent named therein, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.
      Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.
      The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company and the Warrant Agent may treat the Holder hereof as the owner for all purposes.
      Neither the Warrant nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.*
DATED:

BIOTIME, INC.

By:

Title:

(Seal)

Attest:

[COUNTERSIGNED:

WARRANT AGENT

By:	_____________________________________]*

Authorized Signature

PURCHASE FORM
(To be executed upon exercise of Warrant)
To BioTime, Inc.:
      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,                      shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of cash or a certified or bank cashier’s check.
      Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or
Other Taxpayer Identification Number)

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.
And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

ASSIGNMENT
(To be executed only upon assignment of Warrant Certificate)
      For value received,                     hereby sells, assigns and transfers unto                     the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                     attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

(Signature)

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate.
Dated:

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